EXHIBIT 99.1

NEWS RELEASE for April 30, 2015 at 6:00 AM ET

GENTHERM REPORTS 2015 FIRST QUARTER RESULTS

Revenue for the Quarter Up 7% Over Q1 2014, Net Income Up 20%

NORTHVILLE, MI (April 30, 2015) . . . Gentherm (NASDAQ-GS:THRM), the global market leader and developer of innovative thermal management technologies, today announced its financial results for the first quarter ended March 31, 2015.

For the 2015 first quarter, revenues increased 7 percent year over year to $207.0 million and net income increased 20 percent from the prior year to $19.8 million.

“Once again all of our divisions met or exceeded their operational goals during this year’s first quarter, and we are very happy with the strength of our business activity on a global level,” said President and CEO Daniel R. Coker. “North America continues to be very strong, Europe is showing very good signs of strength and Asia continues to perform well even though we see opportunities there for even stronger growth in the future.  Our operational expenses remained on plan during the quarter and we expect that trend to continue in future quarters.

“The strong U.S. Dollar versus the local currencies of the countries where we operate has provided a revenue headwind.  Had the 2015 exchange rates been the same as the 2014 rates, our product revenues would have been significantly higher and our growth rate would have been nearly 12 percent over the prior year, which more closely reflects our shipping activity.  Even as our consolidated, Dollar-denominated revenues were impacted, we are very pleased with our bottom-line performance and the year-over-year growth in net income.”

Coker added that for the fifth quarter in a row gross margins have also been very strong.

“Our gross margin came in around 32 percent, which we are very happy to report.  However many factors such as product mix, currency exchange rates and production capacity growth can impact our gross margins on a quarter-to-quarter basis.  With that said, we still believe the best gross margin target for Gentherm remains in the 30 percent range,” Coker said.

First Quarter Financial Highlights

For the 2015 first quarter, revenues were up 7 percent to $206.9 million from $193.9 million in the prior year period.  The year-over-year revenue increase was driven by continued strong shipments of the Company’s CCS systems and $7.5 million in revenue from Gentherm Global Power Technologies (GPT) , which was acquired during the second quarter of 2014.

Foreign currency translation of the Company’s Euro-denominated product revenue for this year’s first quarter had an impact on its product revenue results since the average U.S. Dollar/Euro exchange rate in this year’s first quarter was 1.13 compared to 1.37 in the first quarter of 2014.  Gentherm product revenues denominated in the Euro were €41.9 million during the first quarter of 2015 versus €39.1 million during the first quarter of 2014.  The translation of these revenues at the lower exchange rate for the Euro resulted in $10.2 million lower US Dollar reported revenues which more than offset the 7 percent growth in volume at the local currency level.  Further strengthening of the U.S. Dollar against the Euro since the end of the 2015 first quarter will continue to have an unfavorable impact on the Company’s revenues during future periods.

CCS revenue in the 2015 first quarter, compared to the 2014 first quarter, increased by $12.1 million, or 15 percent, to $94.4 million.  This increase resulted from new program launches since the first quarter 2014, strong production volumes and related sales of vehicles equipped with CCS systems, particularly vehicles in the luxury segment of the automotive market.  New vehicle programs included the newly redesigned Ford Mustang which now offers CCS for the first time.

Seat heater revenue in this year’s first quarter decreased year-over-year by approximately $7.7 million, or 9 percent, to $73.7 million, reflecting the unfavorable impact of the declining Euro exchange rate.  The Company’s European denominated sales consist primarily of its seat heater products, whereas, its CCS sales in Europe are primarily denominated in U.S. Dollars.  As a result of this, the unfavorable impact of the lower Euro translation rate is focused primarily on its seat heater product sales.  Adjusted for the decline in the value of the Euro, seat heater sales actually increased due to market penetration on certain vehicle programs and stronger vehicle production volumes including those in Europe. Gentherm also had significant sales growth of its steering wheel heater product, which increased $1.0 million, or 11 percent year over year, to $9.8 million.

Net income for the 2015 first quarter was $19.8 million or $0.55 per basic share and diluted share.  Net income for the first quarter of 2014 was $16.6 million, or $0.47 per basic and diluted share.

Gross margin as a percentage of revenue for this year’s first quarter increased to 32.2 percent, up from 29.4 percent for the 2014 first quarter.  The increase was due to a favorable change in product mix, greater coverage of fixed costs at the higher volume levels, and a benefit from foreign currency impact on production expenses in foreign currencies.  The favorable product mix was primarily attributable to the greater sales growth in CCS products on which we have historically had better margin performance.  The stronger U.S. Dollar during the quarter resulted in lower production costs totaling $3,720,000.

Adjusted EBITDA for the 2015 first quarter was $34.1 million, up $1.7 million or 5 percent, compared with Adjusted EBITDA of $32.4 million for the 2014 first quarter.

Research and Development, Selling, General and Administrative (SG&A) Expenses

Net research and development expenses for the 2015 first quarter were up year over year $1.5 million, or 12 percent, to $14.5 million when compared to the prior year period.  This increase was primarily driven by additional resources, including personnel, focused on application engineering for new production programs of existing products, development of new products and a program to develop the next generation of seat comfort products.  The increase in net research and development expenses in the 2015 first quarter also includes $289,000 due to the inclusion of GPT.  New product development includes automotive heated and cooled storage devices, automotive interior thermal management devices, medical thermal management devices, battery thermal management devices and other potential products.

Selling, general and administrative expenses for the 2015 first quarter were $24.9 million.  This amount included selling, general and administrative expenses of GPT, which was acquired during the second quarter of 2014, totaling $2.0 million in the 2015 first quarter.  The remaining increase in selling, general and administrative expenses totaled $5.0 million, or 28 percent, for the 2015 first quarter.  This increase in expenses is due to increased management incentive compensation costs, higher general legal, audit and travel costs, as well as wages and benefits costs resulting from new employee hiring and merit increases.  The additional employees are primarily related to increasing sales and marketing efforts aimed at supporting our current product development strategy.

Guidance

Barring unforeseen economic turbulence, including in the European market or further strengthening of the U.S. Dollar, the 2015 revenue growth outlook remains strong.  The Company is expecting revenue for 2015 to increase 10 to 15 percent over 2014 revenue, which was $811 million.

Conference Call

As previously announced, Gentherm is conducting a conference call today to be broadcast live over the Internet at 11:30 AM Eastern Time to review these financial results.  The dial-in number for the call is 1-877-407-4018 or 1-201-689-8471.  The live webcast and archived replay of the call can be accessed in the Events page of the Investor section of Gentherm’s website at www.gentherm.com.

About Gentherm

Gentherm (NASDAQ-GS:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include actively heated and cooled seat systems and cup holders, heated and ventilated seat systems, thermal storage bins, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), cable systems and other electronic devices.  The Company’s advanced technology team is developing more efficient materials for thermoelectric and systems for waste heat recovery and electrical power generation for the automotive markets that may have far-reaching applications for consumer products as well as industrial and technology markets.  Gentherm more than 9,000 employees in facilities in the U.S., Germany, Mexico, China, Canada, Japan, Korea, Malta, Hungary and Ukraine.  For more information, go to www.gentherm.com.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding future sales, products, opportunities, markets, expenses and profits. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, but are not limited to, risks that sales may not increase, additional financing requirements may not be available, new competitors may arise and adverse conditions in the industry in which the Company operates may negatively affect its results. Those and other risks are described in the Company's annual report on Form 10-K for the year ended December 31, 2014 and subsequent reports filed with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained from the Company. Except as required by law, the Company assumes no obligation to update the forward-looking statements, which are made as of the date hereof, even if new information becomes available in the future.

Contact:	Allen & Caron Inc
Mike Mason (investors)
michaelm@allencaron.com
(212) 691-8087
Rene Caron (investors)
rene@allencaron.com
Len Hall (media)
len@allencaron.com
(949) 474-4300

TABLES FOLLOW

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Product revenues	$206,909	$193,938
Cost of sales	140,339	136,913
Gross margin	66,570	57,025
Operating expenses:
Net research and development expenses	14,548	13,045
Acquisition transaction expenses	—	1,075
Selling, general and administrative	24,945	17,867
Total operating expenses	39,493	31,987
Operating income	27,077	25,038
Interest expense	(564)	(931)
Revaluation of derivatives loss	(964)	(247)
Foreign currency gain (loss)	435	(1,523)
Gain from equity investment	—	785
Other income (expense)	195	(241)
Earnings before income tax	26,179	22,881
Income tax expense	6,359	6,302
Net income	$19,820	$16,579
Basic earnings per share	$0.55	$0.47
Diluted earnings per share	$0.55	$0.47
Weighted average number of shares – basic	35,769	35,064
Weighted average number of shares – diluted	36,245	35,592

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GENTHERM INCORPORATED

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(Unaudited, in thousands)

	Three Months Ended March 31,
	2015	2014
Net income	$19,820	$16,579
Add Back:
Income tax expense	6,359	6,302
Interest expense	564	931
Depreciation and amortization	7,436	7,318
Adjustments:
Acquisition transaction expense	—	1,075
Unrealized currency loss	873	1,266
Unrealized revaluation of derivatives	(940)	(1,025)
Adjusted EBITDA	$34,112	$32,446

Use of Non-GAAP Financial Measures

In evaluating its business, Gentherm considers and uses Adjusted EBITDA as a supplemental measure of its operating performance.  The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, transaction expenses, debt retirement expenses, unrealized currency gain or loss and unrealized revaluation of derivatives.  Management believes that Adjusted EBITDA is a meaningful measure of liquidity and the Company's ability to service debt because it provides a measure of cash available for such purposes. Management provides an Adjusted EBITDA measure so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a period-over-period basis.

The term Adjusted EBITDA is not defined under GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP.  Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.  Gentherm compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

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GENTHERM INCORPORATED

ACQUISITION TRANSACTION EXPENSES, PURCHASE ACCOUNTING IMPACTS AND OTHER EFFECTS

(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,		Future Full Year Periods (estimated)
	2015	2014	2015	2016	2017	Thereafter
Transaction related current expenses
Acquisition transaction expenses	$—	$1,075	$—	$—	$—	$—
Non-cash purchase accounting impacts
Customer relationships amortization	$1,792	$2,056	$6,845	$6,845	$6,845	$23,659
Technology amortization	771	862	2,947	2,947	2,115	2,043
Product development costs amortization	265	569	1,011	41	—	—
Trade name amortization	46	—	180	180	135	—
	$2,874	$3,487	$10,983	$10,013	$9,095	$25,702
Tax effect	(669)	(1,195)	(2,559)	(2,334)	(2,121)	(6,042)
Net income effect	$2,205	$3,367	$8,424	$7,679	$6,974	$19,660

Earnings per share - difference
Basic	$0.06	$0.10
Diluted	$0.06	$0.09

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GENTHERM INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$79,581	$85,700
Accounts receivable, less allowance of $2,858 and $2,847, respectively	147,545	136,183
Inventory:
Raw materials	51,404	48,678
Work in process	4,508	4,009
Finished goods	24,233	24,956
Inventory, net	80,145	77,643
Derivative financial instruments	2,362	145
Deferred income tax assets	5,532	6,247
Prepaid expenses and other assets	31,510	29,107
Total current assets	346,675	335,025
Property and equipment, net	92,444	91,727
Goodwill	27,673	30,398
Other intangible assets	58,171	68,129
Deferred financing costs	377	406
Deferred income tax assets	22,007	18,843
Derivative financial instruments	4,821	1,345
Other non-current assets	11,126	12,019
Total assets	$563,294	$557,892
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$84,544	$71,434
Accrued liabilities	55,496	68,387
Current maturities of long-term debt	4,657	5,306
Derivative financial instruments	4,817	2,466
Total current liabilities	149,514	147,593
Pension benefit obligation	9,515	10,321
Other liabilities	5,460	2,788
Long-term debt, less current maturities	81,126	85,469
Derivative financial instruments	9,017	6,698
Deferred income tax liabilities	11,026	10,804
Total liabilities	265,658	263,673
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized, 35,890,326 and 35,696,334 issued and outstanding at March 31, 2015 and December 31, 2014, respectively	246,133	243,255
Paid-in capital	(8,185)	(8,224)
Accumulated other comprehensive loss	(45,063)	(25,743)
Accumulated earnings	104,751	84,931
Total shareholders’ equity	297,636	294,219
Total liabilities and shareholders’ equity	$563,294	$557,892

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GENTHERM INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Operating Activities:
Net income	$19,820	$16,579
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	7,459	7,473
Deferred income tax benefit	(2,483)	(1,804)
Stock compensation	1,358	870
Defined benefit plan (income) expense	(9)	1
Provision of doubtful accounts	125	(4)
Gain on revaluation of financial derivatives	(324)	(557)
Gain from equity investment	—	(785)
Excess tax benefit from equity awards	—	(2,173)
(Gain) loss on sale of property and equipment	(8)	24
Changes in operating assets and liabilities:
Accounts receivable	(15,994)	(21,153)
Inventory	(5,762)	457
Prepaid expenses and other assets	(3,905)	(5,786)
Accounts payable	15,522	2,798
Accrued liabilities	(6,970)	904
Net cash provided by (used in) operating activities	8,829	(3,156)
Investing Activities:
Investment in subsidiary, net of cash acquired	(47)	(628)
Proceeds from the sale of property and equipment	181	44
Purchases of property and equipment	(10,403)	(6,769)
Net cash used in investing activities	(10,269)	(7,353)
Financing Activities:
Borrowing of debt	—	13,455
Repayments of debt	(1,669)	(6,965)
Excess tax benefit from equity awards	—	2,173
Cash paid for the cancellation of restricted stock	(467)	—
Proceeds from the exercise of Common Stock options	2,026	1,634
Net cash provided by (used in) financing activities	(110)	10,297
Foreign currency effect	(4,569)	2,978
Net increase (decrease) in cash and cash equivalents	(6,119)	2,766
Cash and cash equivalents at beginning of period	85,700	54,885
Cash and cash equivalents at end of period	$79,581	$57,651
Supplemental disclosure of cash flow information:
Cash paid for taxes	$14,768	$4,689
Cash paid for interest	$515	$725
Supplemental disclosure of non-cash transactions:
Common Stock issued to Board of Directors and employees	$673	$495

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